Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated October 23, 2026

Pricing Supplement No. [ ] dated [ ], 2026

(To WFS Product Supplement No. 9 dated January 20, 2026,

Underlier Supplement No. 50 dated September 23, 2026,

Prospectus Supplement dated February 14, 2025

and Prospectus dated February 14, 2025)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Index and ETF Linked Securities
Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

■ Linked to an unequally weighted basket comprised of the S&P 500® Index (35.00% weighting), the Dow Jones Industrial Average® (15.00% weighting), the EURO STOXX 50® Index (10.00% weighting), the Nasdaq-100 Index® (10.00% weighting), the Russell 2000® Index (10.00% weighting), the iShares® MSCI EAFE ETF (10.00% weighting) and the iShares® MSCI Emerging Markets ETF (10.00% weighting) (each referred to as a “basket component”)

■The return on your notes is linked, in part, to the performances of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF (each a “basket fund”), and in each case not to that of the index on which such basket fund is based.

■ Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:

■If the level of the basket increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of at least 18.75% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,187.50

■ If the level of the basket decreases but the decrease is not more than the buffer amount of 15.00%, you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the level of the basket from the starting level to the ending level (e.g., if the basket return is -5%, your return will be +5%), which will effectively be capped at a positive return of 15.00%

■If the level of the basket decreases by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount

■  Investors may lose up to 85.00% of the face amount

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue the basket funds or any securities included in any basket component for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■ No periodic interest payments or dividends

■ No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-8.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-8.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	up to $25.75	$974.25
Total

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-35.

(2) In addition to the 2.575%, GS&Co. may pay to selected securities dealers a fee of up to 0.20% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Terms of the Securities
Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measure:

An unequally weighted basket (the “basket”) comprised of the following basket components (each referred to as a “basket component,” and collectively as the “basket components”). For each basket component, its weighting percentage and initial basket component value are set forth below:

	Basket Component	Weighting Percentage	Initial Basket Component Value
	S&P 500® Index	35.00%
	Dow Jones Industrial Average®	15.00%
	EURO STOXX 50® Index	10.00%
	Nasdaq-100 Index®	10.00%
	Russell 2000® Index	10.00%
	iShares® MSCI EAFE ETF	10.00%
	iShares® MSCI Emerging Markets ETF	10.00%

The S&P 500® Index, the Dow Jones Industrial Average®, the EURO STOXX 50® Index, the Nasdaq-100 Index® and the Russell 2000® Index, are sometimes collectively referred to herein as the “basket indices” and individually as a “basket index” and the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF are sometimes collectively referred to herein as the “basket funds” and individually as a “basket fund”. The S&P 500® Index, Dow Jones Industrial Average®, Nasdaq-100 Index® and Russell 2000® Index are not multiple exchange indices for purposes of the accompanying product supplement. The EUROSTOXX 50® Index is a multiple exchange index for purposes of the accompanying product supplement.

Fund Underlying Index:

With respect to the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF, the index tracked by such basket fund (each referred to as a “fund underlying index,” and collectively as the “fund underlying indices”).

Pricing Date*:	October 30, 2026.
Original Issue Date*:	November 4, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:	On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the maturity payment amount.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than or equal to the starting level: $1,000 plus the lesser of:

(i) $1,000 × basket return × upside participation rate; and

(ii) the maximum return;

• if the ending level is less than the starting level, but greater than or equal to the threshold level:

             $1,000 + ($1,000 × absolute value of the basket return); or

• if the ending level is less than the threshold level:

$1,000 + [$1,000 × (basket return + buffer amount)]

If the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount and will lose some, and possibly up to 85.00%, of the face amount of your securities at maturity.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Stated Maturity Date*:

November 2, 2028, subject to postponement. The securities are not subject to redemption by GS Finance Corp. or repayment at the option of any holder of the securities prior to the stated maturity date.

Starting Level:	100.
Ending Level:

The “ending level” will be the product of (i) 100 times (ii) the sum of (a) 1 plus (b) the sum of the products, as calculated for each basket component, of: (1) its basket component return multiplied by (2) its weighting percentage.

Maximum Return:

The “maximum return” will be determined on the pricing date and will be at least 18.75% of the face amount per security (at least $187.50 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $1,187.50 per security.

Threshold Level:	85.00% of the starting level
Buffer Amount:	15.00%.
Upside Participation Rate:	100%.
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Initial Basket Component Value:	With respect to a basket component, the closing value of such basket component on the pricing date, as set forth under “— Market Measure” above
Final Basket Component Value:	With respect to a basket component, the closing value of such basket component on the calculation day.
Basket Component Return:

With respect to a basket component, its “basket component return” is the percentage change from its initial basket component value to its final basket component value, measured as follows:

final basket component value – initial basket component value initial basket component value

Closing Value:	With respect to a basket index on any trading day, its closing level on that trading day. With respect to the basket fund on any trading day, its fund closing price on that trading day.
Closing Level:

With respect to a basket index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Fund Closing Price:

With respect to each basket fund, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Calculation Day*:	October 30, 2028, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40058MJL3

* To the extent that we make any change to the expected pricing date or expected original issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 9 dated January 20, 2026, the underlier supplement no. 50 dated September 23, 2026, the prospectus supplement dated February 14, 2025 and the prospectus dated February 14, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 9 dated January 20, 2026: https://www.sec.gov/Archives/edgar/data/886982/000119312526016310/wfs_productsupp_9_2025_s.htm

• Underlier Supplement No. 50 dated September 23, 2026: https://www.sec.gov/Archives/edgar/data/886982/000119312526398650/underlier_supplement_no.htm

• Prospectus Supplement dated February 14, 2025: https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

• Prospectus dated February 14, 2025: https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying underlier supplement to “trade date” shall be deemed to refer to “pricing date”.

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement to “index” and “fund” shall be deemed to refer to “basket component”.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
seek exposure to the upside performance of the basket if the ending level is greater than the starting level, subject to the maximum return at maturity of at least 18.75% (to be determined on the pricing date) of the face amount;
▪
understand that any positive return based on the depreciation of the basket will be limited to 15.00%, and that any depreciation of the basket from the starting level to the ending level of more than 15.00% will result in a loss, rather than a positive return, on the securities;
▪
desire to limit downside exposure to the basket through the buffer amount;
▪
are willing to accept the risk that, if the ending level is less than the starting level by more than the buffer amount, they will lose some, and possibly up to 85.00%, of the face amount per security at maturity;
▪
are willing to forgo interest payments on the securities and dividends on the shares of the basket funds and securities included in the basket components; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
are unwilling to accept the risk that the ending level of the basket may decrease from the starting level by more than the buffer amount, in which case, they will lose some, and possibly up to 85.00%, of the face amount at maturity;
▪
seek uncapped exposure to the upside performance of the basket;
▪
seek full return of the face amount of the securities at stated maturity;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪
seek current income;
▪
are unwilling to accept the risk of exposure to the basket components;
▪
seek exposure to the basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. to obtain exposure to the basket generally, or to the exposure to the basket that the securities provide specifically; or
▪
prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the basket components, please see the sections titled “The S&P 500® Index”, “The Dow Jones Industrial Average®”, “The EURO STOXX 50® Index”, “The Nasdaq-100 Index®”, “The Russell 2000® Index”, “The iShares® MSCI EAFE ETF” and “The iShares® MSCI Emerging Markets ETF” below.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 50 and under “Risk Factors” in the accompanying WFS product supplement no. 9. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 50 and the accompanying WFS product supplement no. 9. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the basket component stocks, i.e., with respect to a basket component to which your securities are linked, the stocks comprising such basket component. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the return on the securities will be based on the performance of the basket components, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

The Amount Payable on Your Securities Is Not Linked to the Value of Each Basket Component at Any Time Other Than the Calculation Day.

The ending level will be based on the closing values of the basket components on the calculation day (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing values of the basket components dropped precipitously on the calculation day, the maturity payment amount for your securities may be significantly less than it would have been had the maturity payment amount been linked to the closing values of the basket components prior to such drop in the values of the basket components. Although the actual values of the basket components on the stated maturity date or at other times during the life of your securities may be higher than the closing values of the basket components on the calculation day, you will not benefit from the closing values of the basket components at any time other than on the calculation day.

You May Lose a Substantial Portion of Your Investment in the Securities.

You can lose a substantial portion of your investment in the securities. The cash payment on your securities on the stated maturity date will be based on the performance of an unequally weighted basket, comprised of the basket components, as measured from the starting level of 100 to the ending level on the calculation day. If the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the basket in excess of the buffer amount. Thus, you may lose a substantial portion of your investment in the securities.

Also, the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

Your Securities Do Not Bear Interest.

You will not receive any interest payments on your securities. As a result, even if the maturity payment amount payable for your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Securities to Increase Will Be Limited.

Your ability to participate in any change in the level of the basket over the life of your securities will be limited because of the maximum return. The maximum return will limit the maturity payment amount you may receive for each of your securities at maturity, no matter how much the level of the basket may rise beyond the starting level over the life of your securities. Accordingly, the amount payable for each of your securities may be significantly less than it would have been had you invested directly in the basket or any of the basket components. In addition, any positive return based on the depreciation of the basket will be capped because the contingent absolute return feature is only operative if the basket depreciates by no more than the buffer amount. Any depreciation of the basket by more than the buffer amount will result in a loss rather than a positive return on the securities.

The Lower Performance of One Basket Component May Offset an Increase in the Other Basket Components and the Basket Components Are Not Equally Weighted.

The basket is comprised of basket components that are not equally weighted. Declines in the value of one basket component may offset increases in the values of the other basket components. As a result, any return on the basket — and thus on your securities — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your securities at maturity. In addition, because the basket components are not equally weighted, increases in the lower weighted basket components may be offset by even small decreases in the more heavily weighted basket component.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Basket Funds or Any Basket Component Stocks.

The return on your securities will not reflect the return you would realize if you actually owned shares of the basket funds or basket component stocks and received the distributions paid on the shares of the basket funds. You will not receive any dividends that may be paid on any of the basket component stocks by the basket component stock issuers or the shares of the basket funds. See “— You Have

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

No Shareholder Rights or Rights to Receive Any Shares of the Basket Funds or Any Basket Component Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Basket Funds or Any Basket Component Stock.

Investing in your securities will not make you a holder of any shares of the basket funds or any basket component stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the basket funds or the basket component stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket funds or the basket component stocks or any other rights of a holder of any shares of the basket funds or the basket component stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the basket funds or any basket component stocks.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and are able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

•
the values of the basket components;
•
the volatility — i.e., the frequency and magnitude of changes — in the values of the basket components;
•
the dividend rates of the basket component stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the basket component stocks, and which may affect the values of the basket components;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future values of the basket components based on their historical fluctuations. The actual values of the basket components over the life of the securities may bear little or no relation to their historical closing values or to the hypothetical examples shown elsewhere in this pricing supplement.

Additional Risks Related to the EURO STOXX 50® Index, the Nasdaq-100 Index®, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities.

The value of your securities is linked, in part, to basket components that are comprised of stocks from one or more foreign securities markets, including emerging markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the basket funds are not traded, the value of the securities underlying such basket funds may change on days when shareholders will not be able to purchase or sell shares of such basket fund. This could result in premiums or discounts to such basket fund’s net asset value that may be greater than those experienced by a basket fund that does not hold foreign assets.

In addition, the iShares® MSCI Emerging Markets ETF is comprised of stocks traded in the equity markets of emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the basket component’s investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the iShares® MSCI Emerging Markets ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Component With Basket Component Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket component with basket component stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the basket component stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket component stocks that are currently included in a basket component or that in the future are included in a basket component, such basket component stocks may be removed from a basket component. If government regulatory action results in the removal of basket component stocks that have (or historically have had) significant weight in a basket component, such removal could have a material and negative effect on the level of such basket component and, therefore, your investment in the securities. Similarly, if basket component stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket component, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such basket component stocks from a basket component could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Additional Risks Related to the Basket Funds

The Policies of the Basket Fund Investment Advisor For Any Basket Fund and of the Sponsor of the Underlying Index Tracked By Any Basket Fund Could Affect the Amount Payable on Your Securities and Their Market Value

The basket fund investment advisor of any basket fund may from time to time be called upon to make certain policy decisions or judgments with respect to such basket fund, including those concerning the calculation of the net asset value of such basket fund, additions, deletions or substitutions of securities held by such basket fund and the manner in which changes affecting the underlying index for such basket fund are reflected in such basket fund, that could affect the market price of the shares of that basket fund, and therefore, the amount payable on your securities. The amount payable on your notes and their market value could also be affected if the basket fund investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such basket fund, or if the basket fund investment advisor discontinues or suspends calculation or publication of the net asset value of such basket fund, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of such basket funds on the determination date — and thus the amount payable on the securities— in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing levels of the basket underliers on the determination date and the amount payable on your securities more fully under “Terms and Conditions — Discontinuance or modification of a basket underlier” herein.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

In addition, the sponsor of the underlying index of any basket fund owns that underlying index and is responsible for the design and maintenance of that underlying index. The policies of a sponsor of any basket fund’s underlying index concerning the calculation of a particular underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that underlying index, could affect the level of that underlying index and, consequently, could affect the market prices of shares of the related basket fund and, therefore, the amount payable on your notes and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Basket Funds or That There Will Be Liquidity in Any Such Trading Market; Further, the Basket Funds Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the basket funds and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any basket fund or that there will be liquidity in the trading market.

In addition, each basket fund is subject to management risk, which is the risk that the basket fund investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No basket fund is actively managed and each basket fund may be affected by a general decline in market segments relating to its underlying index. The basket fund investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The basket fund investment advisor does not attempt to take defensive positions in declining markets. In addition, each basket fund investment advisor may be permitted to engage in securities lending with respect to a portion of a basket fund’s total assets, which could subject the basket fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the basket funds are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, each basket fund is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the basket funds will continue to meet the applicable listing requirements, or that the basket funds will not be delisted.

Each Basket Fund and Its Underlying Index Are Different and the Performance of Each Basket Fund May Not Correlate With the Performance of Its Underlying Index

Each basket fund may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of each basket fund is generally linked to the performance of its underlying index, the performance of each basket fund is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its basket fund investment advisor.

Imperfect correlation between a basket fund’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of a basket fund’s performance from that of its underlying index.

In addition, the performance of each basket fund will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of such basket fund. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each basket fund and its underlying index. Finally, because the shares of each basket fund are traded on an exchange and are subject to market supply and investor demand, the market value of one share of a basket fund may differ from the net asset value per share of that basket fund.

For all of the foregoing reasons, the performance of any basket fund may not correlate with the performance of its underlying index. Consequently, the cash settlement amount payable on your notes will not be the same as investing directly in each basket fund’s underlying index or in any of the stocks comprising such underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of each underlying index

Your Investment in the Securities Will Be Subject to Foreign Currency Exchange Rate Risk.

The basket components each hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by a basket component that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the price of a basket component may not increase even if the non-dollar value of the asset held by such basket component increases.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Foreign currency exchange rates vary over time, and may vary considerably during the term of your securities. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•
existing and expected rates of inflation;
•
existing and expected interest rate levels;
•
the balance of payments among countries;
•
the extent of government surpluses or deficits in the relevant foreign country and the United States; and
•
other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the securities and prices of the basket components could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your securities and the trading market for your securities. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your securities.

Even Though Currencies Trade Around-The-Clock, Your Securities Will Not.

Your securities are linked to basket components that hold assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your securities, if any trading market develops, will not conform to the hours during which the currencies in which the basket components are denominated or in which the basket component stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your securities. The possibility of these movements should be taken into account in relating the value of your securities to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket components used to calculate the amount payable on your securities. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index.

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an underlier in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The Internal Revenue Service issued Notice 2008-2 on December 7, 2007, announcing that it was considering issuing guidance regarding the tax treatment of an instrument such as your notes. Although the Internal Revenue Service subsequently obsoleted Notice 2008-2 on September 29, 2026, no assurance can be provided that the Internal Revenue Service will not issue guidance in the future, possibly with retroactive effect, that could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your securities. If all or a portion of your securities were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual initial basket component value. The hypothetical initial basket component value of 100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial basket component value of any basket component. The actual initial basket component value for each basket component will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the basket components, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	100.00%
Hypothetical Maximum Return:	18.75% or $187.50 per security (the lowest possible maximum return that may be determined on the pricing date)
Hypothetical Initial Basket Component Value:	For each basket component, 100.00
Starting Level:	100.00
Threshold Level:	85.00 (85.00% of the starting level)
Buffer Amount:	15.00%

Hypothetical Payout Profile

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
200.00	100.00%	$1,187.50	18.75%
175.00	75.00%	$1,187.50	18.75%
150.00	50.00%	$1,187.50	18.75%
118.75	18.75%	$1,187.50	18.75%
118.00	18.00%	$1,180.00	18.00%
115.00	15.00%	$1,150.00	15.00%
110.00	10.00%	$1,100.00	10.00%
108.00	8.00%	$1,080.00	8.00%
105.00	5.00%	$1,050.00	5.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,050.00	5.00%
90.00	-10.00%	$1,100.00	10.00%
85.00	-15.00%	$1,150.00	15.00%
84.00	-16.00%	$990.00	-1.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
25.00	-75.00%	$400.00	-60.00%
0.00	-100.00%	$150.00	-85.00%

(1) The basket return is equal to the percentage change from the starting level to the ending level (i.e., the ending level minus starting level, divided by starting level).

(2) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Hypothetical Examples

Example 1. Maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:

	S&P 500® Index	Dow Jones Industrial Average®	EURO STOXX 50® Index	Nasdaq-100 Index®	Russell 2000® Index	iShares® MSCI EAFE ETF	iShares® MSCI Emerging Markets ETF
Hypothetical initial basket component value:	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component value :	105.00	106.00	104.00	103.00	102.00	105.00	105.00
Hypothetical basket component return:	5.00%	6.00%	4.00%	3.00%	2.00%	5.00%	5.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (5.00% × 35.00%) + (6.00% × 15.00%)+ (4.00% × 10.00%) + (3.00% × 10.00%) + (2.00% × 10.00%) + (5.00% × 10.00%) + (5.00% × 10.00%)] = 104.55

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)
$1,000 × basket return × upside participation rate

$1,000 × 4.55% × 100.00%

= $45.50; and

(ii)
the maximum return of $187.50

On the stated maturity date, you would receive $1,045.50 per security.

Example 2. Maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:

	S&P 500® Index	Dow Jones Industrial Average®	EURO STOXX 50® Index	Nasdaq-100 Index®	Russell 2000® Index	iShares® MSCI EAFE ETF	iShares® MSCI Emerging Markets ETF
Hypothetical initial basket component value:	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component value :	195.00	190.00	180.00	190.00	180.00	190.00	190.00
Hypothetical basket component return:	95.00%	90.00%	80.00%	90.00%	80.00%	90.00%	90.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (95.00% × 35.00%) + (90.00% × 15.00%)+ (80.00% × 10.00%) + (90.00% × 10.00%) + (80.00% × 10.00%) + (90.00% × 10.00%) + (90.00% × 10.00%)] = 189.75

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)
$1,000 × basket return × upside participation rate

$1,000 × 89.75% × 100.00%

= $897.50; and

(ii)
the maximum return of $187.50

On the stated maturity date, you would receive $1,187.50 per security, which is the maximum maturity payment amount.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Example 3. Maturity payment amount is greater than the face amount and reflects a return equal to the absolute value of the basket return:

	S&P 500® Index	Dow Jones Industrial Average®	EURO STOXX 50® Index	Nasdaq-100 Index®	Russell 2000® Index	iShares® MSCI EAFE ETF	iShares® MSCI Emerging Markets ETF
Hypothetical initial basket component value:	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component value :	95.00	90.00	80.00	95.00	90.00	95.00	90.00
Hypothetical basket component return:	-5.00%	-10.00%	-20.00%	-5.00%	-10.00%	-5.00%	-10.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-5.00% × 35.00%) + (-10.00% × 15.00%)+ (-20.00% × 10.00%) + (-5.00% × 10.00%) + (-10.00% × 10.00%) + (-5.00% × 10.00%) + (-10.00% × 10.00%)] = 91.75

Therefore, the basket return would equal -8.25%.

Because the hypothetical ending level is less than the starting level, but greater than or equal to the hypothetical threshold level, you will receive the face amount plus a positive return based on the absolute value of the basket return. The maturity payment amount per security would be calculated as follows:

$1,000 + ($1,000 × absolute value of basket return)

$1,000 + ($1,000 × 8.25%)

= $1,082.50

On the stated maturity date, you would receive $1,082.50 per security.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Example 4. Maturity payment amount is less than the face amount:

	S&P 500® Index	Dow Jones Industrial Average®	EURO STOXX 50® Index	Nasdaq-100 Index®	Russell 2000® Index	iShares® MSCI EAFE ETF	iShares® MSCI Emerging Markets ETF
Hypothetical initial basket component value:	100.00	100.00	100.00	100.00	100.00	100.00	100.00
Hypothetical final basket component value :	5.00	100.00	80.00	110.00	80.00	120.00	100.00
Hypothetical basket component return:	-95.00%	0.00%	-20.00%	10.00%	-20.00%	20.00%	0.00%

Based on the hypothetical basket component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-95.00% × 35.00%) + (0.00% × 15.00%)+ (-20.00% × 10.00%) + (10.00% × 10.00%) + (20.00% × 10.00%) + (-20.00% × 10.00%) + (0.00% × 10.00%)] = 65.75

Therefore, the basket return would equal -34.25%.

In this example, the hypothetical final basket component values of the S&P 500® Index, the EURO STOXX 50® Index and the Russell 2000® Index is less than its initial basket component value, while the hypothetical final basket component values of the Dow Jones Industrial Average® and the iShares® MSCI Emerging Markets ETF is equal to its initial basket component value and the Nasdaq-100 Index® and the iShares® MSCI EAFE ETF is greater than its initial basket component value.

Because the basket is unequally weighted, increases in the lower weighted basket components will be offset by decreases in the more heavily weighted basket component. In this example, the large decline in the S&P 500® Index, the EURO STOXX 50® Index and the Russell 2000® Index results in the hypothetical ending level being less than the threshold level even though the Dow Jones Industrial Average® and the iShares® MSCI Emerging Markets ETF remained flat and the Nasdaq-1oo Index® and the iShares® MSCI EAFE ETF increased.

Because the hypothetical ending level is less than the starting level by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return + buffer amount)]

$1,000 + [ $1,000 × (-34.25% + 15.00%)]

= $807.50

On the stated maturity date, you would receive $807.50 per security.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets.

For more details about the S&P 500® Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers - S&P 500® Index” on page S-130 of the accompanying underlier supplement no. 50.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such notes.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies selected at the discretion of an Averages Committee that selects the basket component components as the largest and leading stocks of the sectors that are representative of the U.S. equity market, excluding the transportation and utilities industries.

For more details about the Dow Jones Industrial Average®, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — Dow Jones Industrial Average®” on page S-19 of the accompanying underlier supplement no. 50.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Dow Jones Industrial Average®

S&P is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones®, DJIA®, The Dow® and Dow Jones Industrial Average® are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademarks have been licensed to S&P Dow Jones Indices LLC and its affiliates and have been sublicensed for certain purposes by GS Finance Corp. The “Dow Jones Industrial Average®” is a product of S&P Dow Jones Indices LLC and/or its affiliates, and has been licensed for use by GS Finance Corp. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones®, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the notes or any members of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Dow Jones Industrial Average® to track general market performance.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index are allocated to one of the following Eurozone countries based on their country of incorporation, primary listing and largest trading volume: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more details about the EURO STOXX 50® Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — EURO STOXX 50® Index” on page S-36 of the accompanying underlier supplement no. 50.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the EURO STOXX 50® Index

The EURO STOXX 50® Index is the intellectual property of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The securities or other financial instruments based on the index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks.

For more details about the Nasdaq-100 Index®, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers - Nasdaq-100 Index®” on page S-66 of the accompanying underlier supplement no. 50.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Nasdaq-100 Index®

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the basket component sponsor and license agreement between the basket component sponsor and the issuer, see “The Underliers — Russell 2000® Index” on page S-92 of the accompanying underlier supplement no. 50.

Historical Information

The closing level of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the levels of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the basket component in the graph below from Bloomberg Financial Services, without independent verification. Although the official closing levels of the Russell 2000® Index are published to six decimal places by the basket component sponsor, Bloomberg Financial Services reports the levels of the Russell 2000® Index to fewer decimal places.

Historical Performance of the Russell 2000® Index

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The notes are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the notes.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The iShares® MSCI EAFE ETF

The shares of the iShares® MSCI EAFE ETF (the “basket component”) are issued by iShares® Trust (the “trust”), a registered investment company.

•
The basket component is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index (the “fund underlying index”). The fund underlying index is designed to measure large- and mid-capitalization equity market performance of developed markets outside of the U.S. and Canada.
•
The return on your notes is linked to the performance of the basket component, and not to that of the fund underlying index on which the basket component is based. The basket component follows a strategy of “representative sampling,” which means the basket component’s holdings are not the same as those of its fund underlying index. The performance of the basket component may significantly diverge from that of its fund underlying index.
•
The basket component’s investment advisor is BlackRock Fund Advisors.
•
The basket component’s shares trade on the NYSE Arca under the ticker symbol “EFA”.
•
The trust’s SEC CIK Number is 0001100663.
•
The basket component’s inception date was August 14, 2001.

Where Information About the Basket Component Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the basket component (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket component’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing t supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket Component From the Trust’s Publicly Available Information

This pricing supplement relates only to your notes and does not relate to the basket component. We have derived all information about the basket component in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket component in connection with the offering of your notes. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket component — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket component could affect the value you will receive at maturity and, therefore, the market value of your notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket component. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the closing prices of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® MSCI EAFE ETF

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

The iShares® MSCI Emerging Markets ETF

The shares of the iShares® MSCI Emerging Markets ETF (the “basket component”) are issued by iShares, Inc. (the “company”).

•
The basket component is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “fund underlying index”). The fund underlying index is designed to measure equity market performance in the global emerging markets.
•
The return on your notes is linked to the performance of the basket component, and not to that of the fund underlying index on which the basket component is based. The basket component follows a strategy of “representative sampling,” which means the basket component’s holdings are not the same as those of its fund underlying index. The performance of the basket component may significantly diverge from that of its fund underlying index.
•
The basket component’s investment advisor is BlackRock Fund Advisors.
•
The basket component’s shares trade on the NYSE Arca under the ticker symbol “EEM”.
•
The company’s SEC CIK Number is 0000930667.
•
The basket component’s inception date was April 7, 2003.

Where Information About the Basket Component Can Be Obtained

Information filed by the company with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the company, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the basket component (including its fees, top ten holdings, weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket component’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the company with the SEC.

We Obtained the Information About the Basket Component From the Company’s Publicly Available Information

This pricing supplement relates only to your notes and does not relate to the basket component. We have derived all information about the basket component in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket component in connection with the offering of your notes. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket component — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket component could affect the value you will receive at maturity and, therefore, the market value of your notes.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component.

We or any of our affiliates may currently or from time to time engage in business with the company, including making loans to or equity investments in the company or providing advisory services to the company, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the company and, in addition, one or more of our affiliates may publish research reports about the basket component. As an investor in a note, you should undertake such independent investigation of the company as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Historical Information

The closing price of the basket component has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket component has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the basket component during the period shown below is not an indication that the basket component is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the basket component as an indication of the future performance of the basket component, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket component or the basket component stocks will result in you receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket component. Before investing in the offered securities, you should consult publicly available information to determine the prices of the basket component between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the basket component. The actual performance of the basket component over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing prices shown below.

The graph below shows the daily historical closing prices of the basket component from January 1, 2021 through October 21, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the closing prices of the basket component in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® MSCI Emerging Markets ETF

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Hypothetical Historical Closing Levels of the Basket

The basket is an unequally weighted basket comprised of the following seven basket components: the S&P 500® Index (35.00% weighting), the Dow Jones Industrial Average® (15.00% weighting), the EURO STOXX 50® Index (10.00% weighting), the Nasdaq-100 Index® (10.00% weighting), the Russell 2000® Index (10.00% weighting), the iShares® MSCI EAFE ETF (10.00% weighting) and the iShares® MSCI Emerging Markets ETF (10.00% weighting).

The level of the basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The Basket Components” above. The basket does not reflect the performance of all major securities markets.

The following graph is based on the basket levels for the period from January 1, 2021 through October 21, 2026 assuming that the basket level was 100 on January 1, 2021. We derived the basket levels based on the method to calculate the basket level as described in this pricing supplement and on actual closing values of the relevant basket components on the relevant date. The basket level has been normalized such that its hypothetical level on January 1, 2021 was 100. As noted in this pricing supplement, the starting level will be set at 100 on the pricing date. The basket levels can increase or decrease due to changes in the values of the basket components.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●
a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
●
a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a person that owns a security as a hedge or that is hedged against interest rate risks;
●
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the basket components. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to all or a portion of your securities. If all or a portion of your securities were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above under “Tax Treatment”, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released Notice 2008-2 stating that the Internal Revenue Service and the Treasury Department were actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes, including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. Although the Internal Revenue Service subsequently obsoleted Notice 2008-2 on September 29, 2026, no assurance can be provided that the Internal Revenue Service will not issue guidance in the future, possibly with retroactive effect, that could adversely affect the value and the tax treatment of your notes. It is possible that under any such guidance, holders of the notes will be required to accrue income currently, potentially on a retroactive basis. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we, or our agents, including WFS, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding Although the Internal Revenue Service subsequently obsoleted Notice 2008-2 on September 29, 2026, no assurance can be provided that the Internal Revenue Service will not issue guidance in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket fund or on the stocks included in the basket components during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we, or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2029, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the original issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Basket due November 2, 2028

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-42 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of up to 2.575% of the aggregate face amount of the securities sold (up to $25.75 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 2.00% of the aggregate face amount of the securities ($20.00 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA may also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.20% of the aggregate face amount of the securities sold (up to $2.00 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the securities against payment therefor in New York, New York on the original issue date set forth on the cover page of this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

For information related to hedging activities, see “Risk Factors—Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.